UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2006

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-028259
(Commission File Number)

84-1516745
(IRS Employer Identification No.)

Suite 1040 - 1055 West Hastings Street
Vancouver, British Columbia V6E 2E9 Canada
(Address of principal executive offices and Zip Code)

604.609.7736
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 14, 2004, a statement of claim was filed against the Company (Destiny Media Technologies Inc.) and its wholly owned subsidiary for fees and accrued interest relating to legal services provided in connection with a failed transaction in 2001 and other general corporate matters.

On April 18, 2006, the parties agreed to settle the outstanding dispute and enter into a mutual release. A consent dismissal order without costs will be filed with the court registry. As consideration for settlement, a wholly owned subsidiary of the Company (Destiny Software Productions, Inc.) will pay a total of $90,000 CDN (approximately $79,600 USD) to the plaintiff over a period of 14 months ending July 1, 2007.

The Company had previously recorded an amount payable of approximately $118,000 CDN ($104,300 USD) and included this amount in its account payable in the interim financial statements for the period ending February 28, 2006 and as further described in note 8(b) and 8(d) in the notes to the consolidated financial statements."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

By: /s/ Steve Vestergaard
___________________________ Steve Vestergaard
President and CEO Date: April 26, 2006